                                            FILED PURSUANT TO RULE NO. 424(b)(5)
                                            REGISTRATION NO. 333-38803


PROSPECTUS SUPPLEMENT DATED MAY 7, 1999
(to Prospectus dated March 23, 1999)

                      Citibank Credit Card Master Trust I
             Credit Card Participation Certificates, Series 1999-5
                         Citibank (South Dakota), N.A.
                              Seller and Servicer
                    Citibank (Nevada), National Association
                                     Seller

The Trust will issue

                                   Class A Certificates      Class B Certificates
                                   --------------------      --------------------
Principal amount.................  $750,000,000              $48,000,000
Certificate rate.................  6.10% per annum           6.30% per annum
Interest payment dates...........  15th day of each May and  15th day of each May
                                   November, beginning       and November, beginning
                                   November 15, 1999         November 15, 1999
Expected principal payment date..  May 15, 2006              May 15, 2006
Legal final maturity.............  May 15, 2008              May 15, 2008
Price to public..................  $749,527,500 (99.937%)    $47,916,480 (99.826%)
Underwriting discount............  $  2,625,000 (0.350%)     $   180,000 (0.375%)
Proceeds to the Banks............  $746,902,500 (99.587%)    $47,736,480 (99.451%)

  The underwriting discount will be 1.55% for Class B Certificates sold to various noninstitutional investors. To the extent Class B Certificates are sold to these investors, the actual Class B underwriting discount will be more than, and the proceeds to the Banks from sales of the Class B Certificates will be less than, the amounts shown above.

Credit Enhancement

  A Cash Collateral Account in the amount of $47,880,000 will be established for the benefit of the Certificates. Of this amount, $39,900,000 will be for the benefit of both the Class A and Class B Certificates and the remaining $7,980,000 will be for the exclusive benefit of the Class B Certificates.

  Principal payments on the Class B Certificates are subordinated to certain payments on the Class A Certificates. No principal will be paid on the Class B Certificates until all principal has been paid on the Class A Certificates, except under certain limited circumstances.

                                ---------------

  The Certificates are expected to be issued on or about May 12, 1999. The Certificates will be delivered in book-entry form and you will not receive a physical certificate.



 You should review and consider the discussion under "Special
 Considerations" beginning on page 13 of the accompanying Prospectus before you purchase any Certificates.

 Neither the Securities and Exchange Commission nor any state securities commission has approved the Certificates or determined that this Prospectus Supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 The Certificates represent interests in the Trust only, and are not interests in or obligations of any other person. The Certificates and the underlying accounts and receivables are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

 This Prospectus Supplement may be used to offer and sell the Certificates only if accompanied by the Prospectus.


                    Underwriters of the Class A Certificates

Salomon Smith Barney
                    Bear, Stearns & Co. Inc.
                                         Chase Securities Inc.
                                                                Lehman Brothers


                    Underwriters of the Class B Certificates

Salomon Smith Barney                                            Lehman Brothers

                               TABLE OF CONTENTS

                             Prospectus Supplement

Summary of Terms...........................................................  S-3
The Credit Card Business of Citibank (South Dakota)........................ S-10
The Accounts............................................................... S-13
Supplemental Series Provisions............................................. S-20
Underwriting............................................................... S-22
Legal Matters.............................................................. S-24
Glossary Supplement........................................................ S-25
Annex I: Prior Issuances of Investor Certificates..........................  I-1

                                   Prospectus

Available Information......................................................   2
Reports to Certificateholders..............................................   2
Incorporation of Certain Documents by Reference............................   2
Prospectus Summary.........................................................   3
Special Considerations.....................................................  13
The Banks..................................................................  21
Use of Proceeds............................................................  21
The Trust..................................................................  21
Master Trust Provisions....................................................  22
Series Provisions..........................................................  28
The Pooling Agreement Generally............................................  54
Certain Legal Aspects of the Receivables...................................  66
Tax Matters................................................................  69
ERISA Considerations.......................................................  73
Plan of Distribution.......................................................  77
Legal Matters..............................................................  78
Glossary...................................................................  79
Annex I: Global Clearance, Settlement and Tax Documentation Procedures..... I-1

                               ----------------

  The Class A Certificates and the Class B Certificates are offered subject to receipt and acceptance by the Underwriters and to their right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

                                SUMMARY OF TERMS

  Because this is a summary it does not contain all the information you may need to make an informed investment decision. Information is provided to you about the Certificates in two separate documents that provide more detail: (a) the Prospectus, which provides general information, some of which may not apply to the Series 1999-5 Certificates and (b) this Prospectus Supplement, which describes the specific terms of the Series 1999-5 Certificates. You should read the entire Prospectus Supplement and Prospectus before you purchase any Certificates.

  If the terms of the Series 1999-5 Certificates vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

  There is a Glossary Supplement on page S-25 and a Glossary on page 79 where you will find listings of the capitalized terms used in this Prospectus Supplement and the Prospectus. In addition, the capitalized terms that specify the major structural terms of the Series 1999-5 Certificates are collected under "Supplemental Series Provisions--Additional Defined Terms" in this Prospectus Supplement. You will need to understand these terms in order to fully understand the provisions of the Prospectus that describe the operation of the Trust generally and how such provisions relate to the Series 1999-5 Certificates.

Securities Offered    $750,000,000 6.10% Class A Credit Card Participation
                      Certificates, Series 1999-5.

                      $48,000,000 6.30% Class B Credit Card Participation Certificates, Series 1999-5.

                      The Certificates represent interests in the assets of Citibank Credit Card Master Trust I. These assets consist primarily of receivables arising from selected VISA and MasterCard revolving credit card accounts. See "The Trust" in the Prospectus and "The Accounts--General" in this Prospectus Supplement.

Interest The Class A Certificates will accrue interest at the rate of 6.10% per annum. The Class B Certificates will accrue interest at the rate of 6.30% per annum.
                      Interest on each class of Certificates will be calculated on the basis of a 360-day year of twelve 30-day months.

                      Interest will be paid on the Certificates on the 15th day of each May and November (or, if the 15th day is not a business day, the following business day), beginning November 15, 1999.

Principal             Principal of the Class A and Class B Certificates is
                      expected to be paid in full in one payment by the Trust on May 15, 2006, the expected final payment date.
                      However, this date is not the latest date on which the final principal payments on the Certificates may be paid.
                      Instead, it is the date on which collections of receivables are expected to be sufficient to make the final principal payments. If collections are less than expected, then principal payments may be delayed. If certain payout events known as Early Amortization Events occur, principal payments may occur earlier than expected.

                      If the Class A and Class B Certificates are not paid in full on the expected final payment date, then principal payments will be made on a monthly basis on the Class A Certificates until they are paid in full or the series termination date occurs, whichever is earlier. The series termination date, which is also known as the legal final maturity date, is May 15, 2008. After the Class A Certificates are paid in full, principal payments will begin on the Class B Certificates. If sufficient principal collections have been received, the Class B Certificates will be paid in full on the same date as the final Class A principal payment; otherwise, monthly principal payments will be made on the Class B Certificates until they are paid in full or the series termination date occurs, whichever is earlier.

                      Principal of the Class A Certificates will be paid in full before any principal of the Class B Certificates will be paid; however, if an Economic Early Amortization Event occurs, some principal will be paid concurrently on the Class A and Class B Certificates from draws under the credit enhancement for this Series, as described under "Series Provisions--Series Enhancements--Credit
                      Enhancement Generally" and "--Early Amortization Events" in the Prospectus.

                      See "Series Provisions--Principal" in the Prospectus.

Invested Amount       As described below in this Summary of Terms under
                      "Allocations", the allocation among outstanding Series of cash flow from collections on Trust assets is based primarily on the Invested Amount of a Series. The
                      Invested Amount represents the allocable interest of a Series or a Class in the Trust assets. Initially, the Invested Amount of a Series equals the total initial principal amount of the Class A and Class B Certificates.
                      Accordingly, the initial Invested Amount of the Series
                      1999-5 Certificates will be $798,000,000. The initial
                      Invested Amount of a Class will equal its initial principal amount. After issuance, the Invested Amount of a Series will equal the sum of the Class A and Class B
                      Invested Amounts, and the Invested Amount of a Class will

                      . decrease, to the extent of principal paid to that Class
                        (or deposited into an account for later payment),

                      . decrease, to the extent of losses and shortfalls
                        allocated to that Class and

                      . increase, to the extent of reimbursement to that Class
                        of previously allocated losses and shortfalls.

                      See "Master Trust Provisions--Allocations among Series" and "Series Provisions--Allocations, Reallocations and Subordination--Allocation Between Investor
                      Certificateholders and the Banks" in the Prospectus.

Credit Enhancement    The credit enhancement for the Series 1999-5 Certificates
                      consists of a Cash Collateral Account, and, in the case of the Class A Certificates, the subordination of the Class B Certificates.

                      Cash Collateral Account: An initial amount of $47,880,000 will be deposited in the Cash Collateral Account on the day the Certificates are issued. Of this amount, $39,900,000 will be for the benefit of both the Class A and Class B Certificates. This shared amount will first be used to pay interest shortfalls and certain other amounts on the Class A Certificates and then on the Class B Certificates.

                      The remaining $7,980,000 of the initially deposited amount will be for the exclusive benefit of the Class B Certificates. On the earlier of May 15, 2006 and the day that the final principal payment has been made on the Class A Certificates, this amount will be applied to pay principal of the Class B Certificates to the extent of certain losses and shortfalls previously allocated to the Class B Certificates. In addition, if an Economic Early Amortization Event occurs, the funds in the Cash Collateral Account will be applied concurrently as payments to the Class A and Class B Certificates.

                      See "Series Provisions--Series Enhancements--Credit Enhancement Generally" in the Prospectus.

                      Subordination: Subordination of the Class B Certificates provides credit enhancement for the Class A Certificates. The Class B Certificates generally will not receive any principal payments until the Class A Certificates have been paid in full. However, the payment of accrued interest on the Class B Certificates is not subordinated to the Class A Certificates. The principal amount of the Class B Certificates must be reduced to zero before the Class A Certificates will suffer any loss of principal or interest. For a description of the events which could cause a reduction of the principal amount of the Class B Certificates, see "Series Provisions--Allocations, Reallocations and Subordination--Allocations,
                      Reallocations and Subordination Within a Series-- Subordination" in the Prospectus.

                      Credit enhancement for the Series 1999-5 Certificates is only available for the benefit of the Series 1999-5 Certificates. Credit enhancement available to other Series is not available to the Series 1999-5 Certificates.

Revolving Period
 and Accumulation     The Revolving Period will begin on the issuance date of
 Period               the Certificates. During this period, finance charge
                      collections will be applied to make interest payments on the Certificates but principal collections will not be applied to make principal payments on the Certificates.
                      Instead, these principal collections will be reinvested in newly generated receivables (thereby increasing the amount of receivables in the Trust) or, if necessary, applied to make principal payments that are due on other
                      Series of certificates. This application of principal collections will not reduce the allocable interest of the Series 1999-5 Certificateholders in the assets of the Trust.

                      The Revolving Period is expected to end, and the Accumulation Period to begin, at the close of business on the fourth-to-last business day of April 2005. The Accumulation Period will continue until the expected final payment date. (The duration of these periods may change, as described below in this paragraph and under "Early Payout Events" in this Summary of Terms.) During the Accumulation Period, a portion of principal collections allocated to your Series will be deposited each month in an accumulation account, and these funds will ultimately be applied to make the final principal payment on the Class A Certificates. The Accumulation Period is scheduled to last twelve months, but this period may be shortened (and the Revolving Period extended by the same period of time) if the Servicer expects that a shorter period will be sufficient for the accumulation of the amount of the full final Class A principal payment. The Servicer will set the length of the Accumulation Period according to a formula. This formula is described under "Supplemental Series Provisions--Postponement of Accumulation Period" in this Prospectus Supplement.

Allocations           The Servicer will allocate, on a monthly basis, all
                      finance charge collections on receivables among all outstanding Series, and, within a Series, between the interest of the Certificateholders and the interest of the Banks. These allocations will be made as follows:

                         . first, the Servicer will allocate finance charge
                           collections on receivables and losses on receivables to each outstanding Series, primarily based on the Invested Amount of the Series,

                         . second, the collections and losses allocated to each Series will be apportioned, Series by Series, between the interest of the certificateholders of that Series and the Banks' interest, and

                         .  third, the amounts allocated to the
                            Certificateholders' interest for all outstanding Series will be pooled together and reallocated among all outstanding Series in order to pay, for each Series:

                             1. accrued interest on the certificates,

                             2. reimbursement of prior losses,

                             3. the Servicer's monthly servicing fee and

                             4. certain miscellaneous amounts.

                      The Servicer will also allocate, on a monthly basis, principal collections on receivables among all outstanding Series, based primarily on the Invested Amounts of the Series. Principal collections allocated to a particular Series will first be allocated between the interest of the Certificateholders and the interest of the Banks. Principal collections allocated to the Certificateholders will be applied:

                         . first, (to the extent of the principal collections
                           allocable to the Class B Certificates) to cover any shortfall in the payment of accrued interest on the Class A Certificates and to reimburse any losses previously allocated to that Class,

                         . second, (a) if the Series is in its Revolving
                           Period, either to cover principal shortfalls on other outstanding Series or to payments to the Banks and (b) if the Series is in its Accumulation Period, to the monthly deposit in an accumulation account for ultimate payment to the Class A Certificates and (c) if it is the Class B expected final payment date, to the Class B Certificates up to their Invested Amount and

                         . third, if there is any amount remaining, to
                           reimbursement of amounts previously drawn from the Cash Collateral Account and other miscellaneous applications.

                      See "Series Provisions--Allocations, Reallocations and Subordination" in the Prospectus.

Early Payout Events   The documents that govern the terms and conditions of the
                      Series 1999-5 Certificates include a list of adverse events known as "Early Amortization

                      Events". An early payout of principal of your Certificates will begin if an
                      Early Amortization Event occurs. If an Early Amortization Event occurs, the Revolving Period or the Accumulation Period will end, and principal and finance charge collections allocated to your Series will be applied to make monthly principal and interest payments on the Certificates until the earlier of the date the Certificates have been paid in full or the series termination date. If an Early Amortization Event occurs during the Accumulation Period, all monies deposited in the accumulation account will be applied to pay principal of the Class A Certificates.

                      Early Amortization Events include such adverse events as:

                         . the failure by either Bank to make any required
                           payment or deposit.

                         . the failure by either Bank to perform its
                           agreements under the Series 1999-5 documents, if the effect of such failure is materially adverse for the Certificateholders.

                         . the occurrence of certain events of bankruptcy,
                           insolvency or receivership relating to either Bank.

                         . the occurrence of certain defaults by the Servicer.

                         . the failure to pay the Invested Amount of the Class
                           A or Class B Certificates in full on their expected final payment date.

                         . the yield on the assets of the Trust is lower than
                           that required under the Series 1999-5 documents.


                      The list above summarizes only some of these adverse events. See "Series Provisions--Early Amortization Events" in the Prospectus for a full description of all Early Amortization Events and their consequences to Certificateholders.

Trust Assets;         The Trust assets include receivables from selected VISA
Receivables           and MasterCard revolving credit card accounts which meet
                      the eligibility criteria for inclusion in the Trust.
                      These eligibility criteria are discussed in the Prospectus under "The Pooling Agreement Generally--
                      Representations and Warranties". The receivables consist of Principal Receivables and Finance Charge Receivables.
                      Principal Receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance Charge
                      Receivables include periodic finance charges, annual membership fees, cash advance fees, late charges and certain other fees billed to cardholders.

                      The aggregate amount of receivables in the Trust as of March 27, 1999 was $43,932,669,037, of which
                      $43,311,614,945 were Principal Receivables and $621,054,092 were Finance Charge Receivables. For more detailed financial information relating to the receivables and accounts, see "The Accounts" in this Prospectus Supplement.

Ratings The Trust will issue the Class A Certificates only if they are rated in the highest rating category by at least one nationally recognized rating agency.

                      The Trust will issue the Class B Certificates only if they are rated at least "A" or its equivalent by at least one nationally recognized rating agency.

                      See "Special Considerations--Series Considerations-- Ratings of the Investor Certificates" in the Prospectus.

ERISA Eligibility     Benefit Plans are generally permitted to purchase Class A
                      Certificates. However, a fiduciary of a Benefit Plan must determine whether an investment in Class A Certificates is permissible for its Benefit Plan.

                      The Class B Certificates are expected to be eligible for purchase by Benefit Plans.

                      See "ERISA Considerations" in the Prospectus.

Federal Income Tax
 Consequences         Tax Counsel will provide an opinion that the Certificates
                      are properly treated as debt for federal income tax purposes, and all holders of Certificates will agree to treat the Certificates as debt of the Banks for income tax purposes.

Issuance of
 Additional Series    The Trust may in the future issue additional Series 1999-
 1999-5               5 Certificates if certain conditions are met. If
 Certificates         additional Series 1999-5 Certificates are issued, the
                      outstanding principal amounts of the Class A and Class B
                      Certificates and the amount of credit enhancement will all be increased proportionately. Additional Certificates of each class will be identical in all respects to the other outstanding Certificates of that class. Additional
                      Series 1999-5 Certificates may only be issued during the Revolving Period. See "Supplemental Series Provisions--
                      Issuance of Additional Investor Certificates" in this
                      Prospectus Supplement.

Participation with
 Other Series         The Series 1999-5 Certificates will be the 39th Series
                      issued by the Trust, excluding those Series that have previously matured. The Series 1999-5 Certificates and the 38 outstanding Series together comprise "Group One."
                      See "Annex I: Prior Issuances of Investor Certificates" to this Prospectus Supplement for a summary of these outstanding Series. Collections of Finance Charge
                      Receivables allocable to each Series in Group One will be aggregated and made available for required payments for all Series in Group One. Consequently, the future issuance of a new Series in Group One may have the effect of reducing or increasing the amount of collections of Finance Charge Receivables allocable to your Certificates. See "Series Provisions--Allocations,
                      Reallocations and Subordination--Reallocations Among
                      Investor Certificates of Different Series" in the
                      Prospectus.

Stock Exchange        Citibank (South Dakota) and Citibank (Nevada) will apply
Listing               to list the Certificates on the Luxembourg Stock
                      Exchange. The Banks cannot guarantee that the application for the listing will be accepted. You should consult with Banque Internationale a Luxembourg, the Luxembourg listing agent for the Certificates, 69, route d'Esch, L-
                      2953 Luxembourg, phone number (352) 4590-1, to determine whether the Certificates have been listed on the Luxembourg Stock Exchange.

                      Bankers Trust Company, a New York banking corporation.

Trustee
Servicer
                      Citibank (South Dakota). The Servicer is responsible for servicing, managing and making collections on the receivables. The Servicer will receive monthly servicing fees as described under "Series Provisions--Allocations, Reallocations and Subordination--Reallocations Among Investor Certificates of Different Series--Group One Investor Finance Charges" in the Prospectus. See "Series Provisions--Servicing Compensation and Payment of Expenses" in the Prospectus.

The Banks
                      Citibank (South Dakota) is located at 701 East 60th Street, North, Sioux Falls, South Dakota 57117. Its telephone number is (605) 331-2626.

                      Citibank (Nevada) is located at 8725 West Sahara Avenue, Las Vegas, Nevada 89163. Its telephone number is (702) 797-4444.

Denominations         The Trust will issue Certificates in minimum
                      denominations of $1,000 and multiples of $1,000.

Registration,
 Clearance and        The Certificates initially will be registered in the name
 Settlement           of Cede & Co., as the nominee of The Depository Trust
                      Company, and you will not receive a physical certificate, except under certain limited circumstances. You may elect to hold your Certificates through The Depository Trust
                      Company (in the United States) or Cedelbank, societe anonyme, or the Euroclear System (in Europe). You may transfer your Certificates in accordance with the rules and operating procedures of these organizations. See "The
                      Pooling Agreement Generally--Book-Entry Registration" and
                      "--Definitive Certificates" in the Prospectus.

              THE CREDIT CARD BUSINESS OF CITIBANK (SOUTH DAKOTA)

General

  Citibank (South Dakota) services the Accounts at its facilities in Sioux Falls, South Dakota, and through affiliated credit card processors pursuant to service contracts. The Receivables conveyed to the Trust to date were generated under the VISA or MasterCard International programs and were either originated by Citibank (South Dakota) or purchased by Citibank (South Dakota) from other credit card issuers. The Accounts are owned by Citibank (South Dakota) but Citibank (Nevada) will hold a participation in the Receivables in certain of these Accounts before their conveyance to the Trust.

  Subject to certain conditions, the Banks may convey to the Trust receivables that arise in credit card accounts of a type not currently included in the Accounts. Affiliates of the Banks also currently conduct credit card businesses. For example, Citicorp Retail Services, Inc. manages private label credit card programs for several retailers. Interests in the receivables arising in such accounts may be conveyed to the Banks and then sold to the Trust, in whole or in part. In addition, the Banks may purchase from other credit card issuers portfolios of credit card accounts which may be included in the Trust. These accounts may be originated, used or collected in a manner different from the VISA and MasterCard International accounts described below and may differ with respect to loss and delinquency and revenue experience and historical payment rates. These accounts may also have different terms than the accounts described below, including lower periodic finance charges. Consequently, the addition to the Trust of receivables arising in these accounts could reduce the Portfolio Yield.

  The Eligible Accounts from which the Accounts were selected represent only a portion of the entire portfolio of consumer revolving credit loans arising in the VISA and MasterCard accounts currently owned by Citibank (South Dakota) (the "Portfolio"). Additional Accounts may include Eligible Accounts originated after the date of this offering and which are selected using eligibility criteria different from those used in selecting the Accounts presently included in the Trust.

  Citibank (South Dakota) is a member of VISA and MasterCard International. VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of those credit cards are processed through the VISA and MasterCard International authorization and settlement systems. If either system were to materially curtail its activities, or if Citibank (South Dakota) were to cease being a member of VISA or MasterCard International, for any reason, an Early Amortization Event, as such term is defined in the related Series Supplement, could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur. The VISA and MasterCard accounts, the receivables in which have been conveyed to the Trust, include both nonpremium and premium VISA and MasterCard accounts.

  The VISA and MasterCard credit cards may be used to purchase merchandise and services and to obtain cash advances. A cash advance is made when a credit card account is used to obtain cash from a financial institution or automated teller machine, which may be located at a financial institution, supermarket or other business establishment. Amounts due with respect to both purchases and cash advances will be included in the Receivables.

  The VISA and MasterCard credit card accounts owned by Citibank (South Dakota) were principally generated through:

    1. applications mailed directly to prospective cardholders;

    2. applications made available to prospective cardholders at the banking facilities of Citibank (South Dakota), at other financial institutions and at retail outlets;

    3. applications generated by advertising on television, on radio and in magazines;

    4. direct mail and telemarketing solicitation for accounts on a pre-approved credit basis;

    5. solicitation of cardholders of existing nonpremium accounts for premium accounts;

    6. applications through affinity and co-brand marketing programs and

    7. purchases of accounts from other credit card issuers.

  On February 26, 1999 the Banks and some of their affiliates entered into an agreement with MasterCard International. As a result of this agreement, the Portfolio is expected to have a larger proportion of MasterCard accounts in the future. This shift could be accompanied by some attrition of Accounts. Based on current analyses, the Banks do not expect their performance of this agreement or any such attrition of Accounts to have a material adverse effect on investors in the Trust.

Acquisition and Use of Credit Cards

  Citibank (South Dakota) reviews each application for a new credit card account for completeness and creditworthiness. Citibank (South Dakota) generally obtains a credit report on the applicant issued by an independent credit reporting agency. In the event there are discrepancies between the application and the credit report and in certain other circumstances, Citibank (South Dakota) may verify certain of the information on the applicant. Citibank (South Dakota) generally evaluates the ability of an applicant for a credit card account to repay credit card balances by applying a credit scoring system using models developed in-house and models developed with the assistance of an independent firm with extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. The credit scoring model used to evaluate a particular applicant is based on a variety of factors, including the manner in which the application was made or the manner in which the account was acquired as well as the type of residence of the applicant. From time to time Citibank (South Dakota) reviews its credit scoring models and, if necessary, updates them to reflect more current statistical information. Once an application to open an account is approved an initial credit limit is established for the account based on, among other things, the applicant's credit score and the source from which the account was acquired.

  Citibank (South Dakota) also generates new credit card accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been pre-approved by Citibank (South Dakota). Citibank (South Dakota) identifies potential cardholders for pre-approved direct mail or telemarketing solicitation campaigns by supplying a list of credit criteria to a credit bureau which generates a list of individuals who meet those criteria and forwards the list to a processing vendor. The processing vendor screens the list in accordance with the credit criteria of Citibank (South Dakota) to determine the eligibility of the individuals on the list for a pre-approved solicitation. Individuals qualifying for pre-approved direct mail or telemarketing solicitation are offered a credit card without having to complete a detailed application. In the case of pre-approved solicitations, a predetermined credit limit is reserved for each member of the group being solicited, which credit limit may be based upon, among other things, each member's individual credit profile, level of existing and potential indebtedness relative to assumed income and estimated income and the availability of additional demographic data for such member.

  In recent years, Citibank (South Dakota) has added affinity and co-brand marketing to its other means of business development. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of organized membership groups with the written endorsement of the group's leadership and the second utilizes direct mail solicitation of prospective cardholders through the use of a list purchased from a group. Co-brand marketing is an outgrowth of affinity marketing. It involves the solicitation of customers of a retailer, service provider or manufacturer which has a recognizable brand name or logo. Consumers are likely to acquire and use a co-branded card because of the benefits provided by the co-brander. The co-brander may play a major role in the marketing and solicitation of co-branded cards. Solicitation activities used in connection with affinity and co-brand marketing also include solicitations in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In certain cases, pre-approved solicitations will be used in the same manner as described in the preceding paragraph.

  Citibank (South Dakota) purchases credit card accounts that were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Citibank (South Dakota) screens purchased accounts against criteria established at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other purchased accounts remain open. The credit limits on these accounts are based initially on the limits established or maintained by the selling institution. Citibank (South Dakota) expects that portfolios of credit card accounts it and Citibank (Nevada) purchase from other credit card issuers will be added to the Trust from time to time. Citibank (South Dakota) expects to screen these accounts in the manner described above.

  Each cardholder is subject to an agreement governing the terms and conditions of the account. Each agreement provides that Citibank (South Dakota) may change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic finance charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon an evaluation of the cardholder's performance.

Collection of Delinquent Accounts

  Generally, Citibank (South Dakota) considers a VISA or MasterCard account delinquent if it does not receive the minimum payment due by the due date indicated on the cardholder's statement. Personnel of Citibank (South Dakota) and affiliated credit card processors pursuant to service contracts, supplemented by collection agencies and attorneys retained by Citibank (South Dakota), attempt to collect delinquent credit card receivables. Under current practice, Citibank (South Dakota) includes a request for payment of overdue amounts on all billing statements issued after the account becomes delinquent. While collection personnel initiate telephone contact with cardholders whose credit card accounts are as few as five days delinquent, based on credit scoring criteria, generally such contact is initiated when an account is 35 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, Citibank (South Dakota) continues to contact the cardholder by telephone and by mail. Generally, if an account is 15 days delinquent or if a cardholder exceeds that cardholder's credit limit by more than 5%, no additional extensions of credit through such account are authorized and, no more than 95 days after an account becomes delinquent, the account is closed. The Servicer may also, at its discretion, enter into arrangements with delinquent cardholders to extend or otherwise change payment schedules. The current policy of the Servicer is to charge-off the receivables in an account when that account becomes 185 days delinquent or, if the Servicer receives notice that a cardholder has filed for bankruptcy or has had a bankruptcy petition filed against it, the Servicer will charge-off the receivables in that account not later than 60 days after the Servicer receives notice. The credit evaluation, servicing and charge-off policies and collection practices of Citibank (South Dakota) may change over time in accordance with the business judgment of Citibank (South Dakota), applicable law and guidelines established by applicable regulatory authorities.

Year 2000

  Many computer applications have been written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of the application to properly process transactions with dates in the Year 2000 or thereafter. Citibank (South Dakota) and Citibank (Nevada) have assessed and, where necessary, are updating their computer applications and business processes to provide for their continued functionality and expect to complete implementation of the necessary changes in a timely manner. Neither Citibank (South Dakota) nor Citibank (Nevada) anticipates that the costs related to such implementation will be material to any single year or quarter. In addition, an assessment of the readiness of third parties with which Citibank (South Dakota) and Citibank (Nevada) interface in achieving Year 2000 compliance is ongoing. Lack of readiness by these third parties could expose Citibank (South Dakota) and/or Citibank (Nevada) to impairment of business processes and activities. Citibank (South Dakota) and Citibank (Nevada) are assessing these risks and are creating contingency plans intended to address perceived risks. Neither Citibank (South Dakota) nor Citibank (Nevada) can predict what effect the failure of such a third party to address, in a timely manner, the Year 2000 problem would have on the Banks.

                                  THE ACCOUNTS

General

  The Receivables arise in the Accounts. The Banks selected the Accounts from substantially all of the Eligible Accounts in the Portfolio. Citibank (South Dakota) believes that the Accounts are representative of the Eligible Accounts in the Portfolio and that the inclusion of the Accounts, as a whole, does not represent an adverse selection from among the Eligible Accounts.

  The Accounts include receivables which, in accordance with the Servicer's normal servicing policies, were charged-off as uncollectible before they were added to the Trust. However, for purposes of calculation of the amount of Principal Receivables and Finance Charge Receivables in the Trust for any date, the balance of the charged-off receivables is zero and the Trust owns only the right to receive recoveries with respect to these receivables.

  On January 11, 1991 (the "Trust Cut-Off Date"), on any Series Cut-Off Date and on the date any new Receivables are generated, the Banks represented and warranted, and will represent and warrant, to the Trust that the Receivables (and such new Receivables) meet the eligibility requirements set forth in the Pooling Agreement. Neither the Banks nor the Trust can provide any assurance that all of the Accounts will continue to meet applicable eligibility requirements throughout the life of the Trust or throughout the life of your Certificates.

  The Accounts consist of Eligible Accounts, which consist of VISA and MasterCard credit card accounts. The Banks may and, in certain circumstances, will be obligated to, designate from time to time Additional Accounts and to convey to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. The Banks have made Lump Sum Additions to the Trust which, in the aggregate, included approximately $34.99 billion of Principal Receivables. The Lump Sum Additions consist primarily of receivables arising from (a) certain premium and non-premium VISA and MasterCard credit card accounts which had been previously transferred by the Banks to credit card trusts originated by the Banks which had reached their maturity dates and terminated pursuant to their terms and (b) certain other premium and non-premium VISA and MasterCard credit card accounts.

  Additional Accounts may be subject to different eligibility criteria from those used in selecting the Initial Accounts and may not be accounts of the same type previously included in the Trust. Therefore neither the Banks nor the Trust can provide any assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts, the Receivables in which have been conveyed previously to the Trust. Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described below. These Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, neither the Banks nor the Trust can provide any assurance that the Accounts will continue to have the characteristics described below as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may reduce the Portfolio Yield. The Banks intend to file with the Securities and Exchange Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts.

Loss and Delinquency Experience

  The following tables set forth the loss and delinquency experience for the Accounts with respect to cardholder payments for each of the periods shown. For the Loss Experience table below, loss experience is shown on a cash basis for Principal Receivables. If accrued Finance Charge Receivables which have been written off were included in losses in that table, Net Losses would be higher as an absolute number and as a percentage of the average of Principal and Finance Charge Receivables outstanding during the periods indicated. Neither the Banks nor the Trust can provide any assurance that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth below.

                      Loss Experience for the Accounts(1)
                             (Dollars in Thousands)

                           Three Months        Year Ended December 31,
                              Ended      -------------------------------------
                          March 31, 1999    1998         1997         1996
                          -------------- -----------  -----------  -----------
Average Principal
 Receivables
 Outstanding(2)..........  $38,215,957   $36,082,462  $33,529,923  $31,225,337
Net Losses(3)............  $   513,715   $ 2,137,557  $ 2,099,096  $ 1,678,991
Net Losses as a
 Percentage of Average
 Principal Receivables
 Outstanding(4)..........         5.58%         5.89%        6.26%        5.38%

--------
(1) Losses consist of write-offs of Principal Receivables.
(2) Average Principal Receivables Outstanding is the average of Principal Receivables outstanding during the periods indicated.
(3) Net losses as a percentage of gross charge-offs for the first three months of 1999 were 90.39% and for each of the years ended December 31, 1998, 1997 and 1996 were 91.56%, 92.49% and 92.46%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or certain other miscellaneous write-offs.
(4) The percentage for the three months ended March 31, 1999 is an annualized number.

              Delinquencies as a Percentage of the Accounts(1)(2)
                             (Dollars in Thousands)

                          As of March 31,                                  As of December 31,
                      ------------------------ --------------------------------------------------------------------------
                                1999                     1998                     1997                     1996
                      ------------------------ ------------------------ ------------------------ ------------------------
   Number of Days     Delinquent               Delinquent               Delinquent               Delinquent
     Delinquent       Amount(1)  Percentage(2) Amount(1)  Percentage(2) Amount(1)  Percentage(2) Amount(1)  Percentage(2)
   --------------     ---------- ------------- ---------- ------------- ---------- ------------- ---------- -------------
35-64 days........... $  612,704     1.58%     $  669,655     1.83%     $  683,773     2.01%     $  714,532     2.25%
65-94 days...........    369,654     0.95         391,200     1.07         389,897     1.15         394,432     1.25
95 days or more......    708,247     1.83         701,872     1.92         699,696     2.06         687,988     2.17
                      ----------     ----      ----------     ----      ----------     ----      ----------     ----
Total................ $1,690,605     4.36%     $1,762,727     4.82%     $1,773,366     5.22%     $1,796,952     5.67%
                      ==========     ====      ==========     ====      ==========     ====      ==========     ====

--------
(1) The Delinquent Amount includes both Principal Receivables and Finance Charge Receivables.
(2) The percentages are the result of dividing the Delinquent Amount by the average of Principal and Finance Charge Receivables outstanding during the periods indicated.

Revenue Experience

  The revenues for the Accounts from finance charges, fees paid by cardholders and interchange for the three months ended March 31, 1999 and for each year of the three-year period ended December 31, 1998 are set forth in the following table.

  The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the Receivables, the amount of any annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of Accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the Receivables.

                      Revenue Experience for the Accounts
                             (Dollars in Thousands)

                               Three Months
                                  Ended         Year Ended December 31,
                                March 31,   ----------------------------------
                                   1999        1998        1997        1996
                               ------------ ----------  ----------  ----------
Finance Charges and Fees
 Paid........................   $1,713,644  $6,768,295  $6,189,383  $5,732,865
Average Revenue Yield(1)(2)..        18.60%      18.66%      18.46%      18.36%

    --------
    (1) Average Revenue Yield is the result of dividing Finance
        Charges and Fees Paid by Average Principal Receivables
        Outstanding during the periods indicated.
    (2) The percentages for the three months ended March 31, 1999 is an annualized number.

  The revenues from periodic finance charges and fees (other than annual fees) depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay off account balances over several months--as opposed to convenience use (where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases)--and upon other card-related services for which the cardholder pays a fee. Fees for these other services will be treated for purposes of the Pooling Agreement and the Series Supplement as Principal Receivables rather than Finance Charge Receivables; however, the Banks may specify that they will treat these fees as Finance Charge Receivables. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the Accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the Accounts and in the types of Additional Accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed by Citibank (South Dakota) and other factors.

  Citibank (South Dakota) has previously reduced the finance charges and reduced or eliminated the annual fees applicable to, and modified some other terms of, certain of the Accounts. These changes have reduced the gross yield of the Accounts. See "The Accounts--Billing and Payments" in this Prospectus Supplement.

Cardholder Monthly Payment Rates

  Monthly payment rates on the Receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the Receivables may also vary due to seasonal purchasing and payment habits of cardholders. The following table sets forth the highest and lowest cardholder monthly payment rates for the Accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for such month. Monthly payment rates include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts. In addition, the amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the Accounts (which Citibank (South Dakota) may change).

               Cardholder Monthly Payment Rates for the Accounts

                                               Three Months    Year Ended
                                                  Ended       December 31,
                                                March 31,   -------------------
                                                   1999     1998   1997   1996
                                               ------------ -----  -----  -----
Lowest Month..................................    21.12%    19.15% 18.00% 17.65%
Highest Month.................................    21.56%    22.31% 21.98% 21.05%
Average of the Months in the Period...........    21.28%    21.06% 19.92% 19.39%

Interchange

  Creditors participating in the VISA and MasterCard International associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount. Citibank (South Dakota) is required, pursuant to the terms of the Pooling Agreement, to transfer to the Trust Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange is allocated to the Trust on the basis of the ratio which the amount of cardholder charges for merchandise and services in the Accounts bears to the total amount of cardholder charges for merchandise and services in the Portfolio. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. On each Distribution Date, Servicer Interchange for the related Due Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the Servicer as described under "Series Provisions--Servicing Compensation and Payment of Expenses" in the Prospectus.

The Receivables

  The Receivables in the Accounts as of March 27, 1999 included $621,054,092 of Finance Charge Receivables and $43,311,614,945 of Principal Receivables (which amounts include overdue Finance Charge Receivables and overdue Principal Receivables). As of March 27, 1999 there were 35,374,838 Accounts. Included within the Accounts are inactive Accounts that have no balance. The Accounts had an average Principal Receivable balance of $1,224 and an average credit limit of $5,510. The average total Receivable balance in the Accounts as a percentage of the average credit limit with respect to the Accounts was 23%. Approximately 83% of the Accounts were opened prior to March 1997. Of the Accounts, approximately 13.57% related to cardholders with billing addresses in California, 10.86% in New York, 6.60% in Texas and 5.76% in Florida. Not more than 5% of the Accounts related to cardholders having billing addresses in any other single state.

  The following tables summarize the Accounts by various criteria as of March 27, 1999. References to "Receivables Outstanding" in these tables include both Finance Charge Receivables and Principal Receivables. Because the composition of the Accounts will change in the future, these tables are not necessarily indicative of the future composition of the Accounts.

                   Composition of Accounts by Account Balance

                                        Percentage                  Percentage
                                         of Total                    of Total
                             Number of  Number of    Receivables    Receivables
    Account Balance           Accounts   Accounts    Outstanding    Outstanding
    ---------------          ---------- ---------- ---------------  -----------
Credit Balance(1)...........    384,277     1.09%  $   (74,374,955)    (0.17)%
No Balance(2)............... 17,977,881    50.82                 0      0.00
Less than or equal to
 $500.00....................  4,176,364    11.81       806,257,899      1.84
$500.01 to $1,000.00........  2,147,000     6.07     1,592,194,325      3.62
$1,000.01 to $2,000.00......  3,120,914     8.82     4,601,673,934     10.47
$2,000.01 to $3,000.00......  2,097,782     5.93     5,191,060,000     11.82
$3,000.01 to $4,000.00......  1,472,681     4.16     5,123,497,759     11.66
$4,000.01 to $5,000.00......  1,256,791     3.55     5,672,639,385     12.91
$5,000.01 to $6,000.00......    906,039     2.56     4,967,747,422     11.31
$6,000.01 to $7,000.00......    590,458     1.67     3,820,019,423      8.70
$7,000.01 to $8,000.00......    396,285     1.12     2,962,853,945      6.74
$8,000.01 to $9,000.00......    266,300     0.75     2,255,714,764      5.13
$9,000.01 to $10,000.00.....    191,687     0.54     1,817,953,952      4.14
Over $10,000.00.............    390,379     1.11     5,195,431,184     11.83
                             ----------   ------   ---------------    ------
  Total..................... 35,374,838   100.00%  $43,932,669,037    100.00%
                             ==========   ======   ===============    ======

--------
(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts which have a credit balance are included because receivables may be generated in these Accounts in the future.
(2) Accounts which have no balance are included because receivables may be generated in these Accounts in the future.

                    Composition of Accounts by Credit Limit

                                         Percentage                 Percentage
                                          of Total                   of Total
                              Number of  Number of    Receivables   Receivables
      Credit Limit             Accounts   Accounts    Outstanding   Outstanding
      ------------            ---------- ---------- --------------- -----------
Less than or equal to
 $500.00.....................  2,197,126     6.21%  $    85,758,099     0.20%
$500.01 to $1,000.00.........  2,208,240     6.24       478,472,493     1.09
$1,000.01 to $2,000.00.......  4,615,346    13.05     2,187,037,916     4.98
$2,000.01 to $3,000.00.......  3,679,744    10.40     2,645,094,756     6.02
$3,000.01 to $4,000.00.......  2,703,555     7.64     2,541,748,954     5.79
$4,000.01 to $5,000.00.......  4,059,715    11.48     4,584,138,208    10.43
Over $5,000.00............... 15,911,112    44.98    31,410,418,611    71.49
                              ----------   ------   ---------------   ------
  Total...................... 35,374,838   100.00%  $43,932,669,037   100.00%
                              ==========   ======   ===============   ======

                   Composition of Accounts by Payment Status

                                         Percentage                 Percentage
                                          of Total                   of Total
                              Number of  Number of    Receivables   Receivables
     Payment Status            Accounts   Accounts    Outstanding   Outstanding
     --------------           ---------- ---------- --------------- -----------
Current(1)................... 34,111,617    96.43%  $40,112,715,596    91.30%
Up to 34 days delinquent.....    735,185     2.08     2,129,349,124     4.85
35 to 64 days delinquent.....    219,344     0.62       612,703,800     1.39
65 to 94 days delinquent.....    110,524     0.31       369,653,680     0.84
95 to 124 days delinquent....     82,601     0.23       286,125,844     0.65
125 to 154 days delinquent...     64,235     0.18       231,998,769     0.53
155 to 184 days delinquent...     51,332     0.15       190,122,224     0.44
                              ----------   ------   ---------------   ------
  Total...................... 35,374,838   100.00%  $43,932,669,037   100.00%
                              ==========   ======   ===============   ======

--------
(1) Includes Accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.

                         Composition of Accounts by Age

                                          Percentage                 Percentage
                                           of Total                   of Total
                               Number of  Number of    Receivables   Receivables
           Age                  Accounts   Accounts    Outstanding   Outstanding
           ---                 ---------- ---------- --------------- -----------
Less than or equal to 6
 months......................   2,272,927     6.43%  $ 3,836,959,355     8.73%
Over 6 months to 12 months...   1,417,138     4.01     2,391,504,338     5.44
Over 12 months to 24 months..   2,258,297     6.38     2,742,360,621     6.24
Over 24 months to 36 months..   2,497,840     7.06     2,768,280,077     6.30
Over 36 months to 48 months..   3,780,616    10.69     4,423,143,329    10.07
Over 48 months...............  23,148,020    65.43    27,770,421,317    63.22
                               ----------   ------   ---------------   ------
  Total......................  35,374,838   100.00%  $43,932,669,037   100.00%
                               ==========   ======   ===============   ======

Billing and Payments

  The Accounts have differing billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the Accounts.

  Citibank (South Dakota) sends monthly billing statements to cardholders with balances at the end of each billing period. Each month a VISA or MasterCard cardholder must make a minimum payment equal to the sum of (1) the greater of $20 (or, if the then current balance is less than $20, that balance) and 1/48 of the then current balance, (2) any amount which is past due and (3) any amount which is in excess of the credit limit. The required minimum payment, however, cannot be less than the finance charges billed.

  A periodic finance charge is assessed on the Accounts. The periodic finance charge assessed on balances for purchases and cash advances for the majority of Accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date such advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not assessed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on such statement.

  The periodic finance charge assessed on balances in most accounts for cash advances and purchases is currently the Prime Rate (as published in The Wall Street Journal) plus a percentage ranging from 5.4% to 12.9%. As of the most recent quarterly reset date, the periodic finance charge on balances in most accounts ranged from 13.15% to 20.65%. Citibank (South Dakota) may change the periodic finance charge on accounts at any time by written notice to the cardholders. Any increase in such finance charge will become effective upon the earlier of subsequent use of a card and the expiration of a 25-day period from the date such change was made effective (assuming failure on the part of the cardholder to object to the new rate). Citibank (South Dakota) also offers promotional rates of limited duration to attract new cardholders and to promote balance transfers from other credit card issuers and, under certain circumstances, the periodic finance charge on a limited number of Accounts may be greater or less than those assessed by Citibank (South Dakota) generally.

  Prior to December 1993, Citibank (South Dakota) generally assessed an annual membership fee of between $20 and $100 per account. Effective December 1, 1993, Citibank (South Dakota) eliminated the annual membership fee for certain premium and nonpremium cardholders who met specified non-delinquency criteria. This change did not apply to affinity or co-branded card products. In addition, effective January 1, 1995, Citibank (South Dakota) eliminated the annual fees applicable to certain other accounts, including certain of its affinity and co-branded card products. These changes have reduced the gross yield of the Accounts. Citibank (South Dakota) management believes that the elimination of annual fees is within industry norms and is an important component of management's initiative to maintain Citibank (South Dakota)'s leadership position in the market for bank credit cards. Some of the Accounts may be subject to additional fees, including:

  . a late fee of $25 if Citibank (South Dakota) does not receive a required minimum payment by the payment due date shown on the monthly billing statement, which fee is assessed monthly until the account is less than 30 days past due;

  . a cash advance fee which is generally equal to 3.0% of the amount of the cash advance (subject to a minimum fee of $5);

  .  a returned payment fee of $25;

  .  a returned check fee of $25;

  .  a stop payment fee of $25; and

  . a fee of $25 for each billing period with respect to each account with an outstanding balance over the credit limit established for such account.

Each of these fees, other than the cash advance fee, will be increased to $29 effective June 1, 1999.

  Payments by cardholders on the Accounts are processed and applied to all minimum amounts due, from the oldest to the most current, with respect to the following items in the following order:

    1. periodic finance charges on cash advances,

    2. periodic finance charges on purchases,

    3. cash advance amounts and

    4. purchase amounts.

  When all minimum amounts due are paid, payments are generally allocated first to cash advance balances and then to purchase balances. Neither the Banks nor the Trust can provide any assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

                         SUPPLEMENTAL SERIES PROVISIONS

Additional Defined Terms

  The description in the Prospectus of the general operation of the Trust, and how that operation relates to a particular Series of certificates and the amounts allocable to such Series, uses certain defined terms that are specified in this Prospectus Supplement. These defined terms are collected below as an aid to your understanding of the Prospectus.

  "Class A Controlled Amortization Amount" is $68,181,818, or if the Servicer elects to postpone the start of the Accumulation Period, an amount sufficient so that the aggregate of the Class A Controlled Amortization Amounts for each Distribution Date during the Accumulation Period equals the Class A Invested Amount as of the Class A Expected Final Payment Date. See "--Postponement of Accumulation Period" below.

  "Class A Expected Final Payment Date" is May 15, 2006.

  "Class A Investment Fee" is $0.

  "Class A Monthly Interest" means, for any Distribution Date, one-twelfth of the product of (a) the Class A Certificate Rate and (b) the outstanding principal amount of the Class A Certificates as of the close of business on the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of Class A Monthly Principal previously made either to the Class A Principal Funding Account or to the Class A Certificateholders) or, with respect to the first Distribution Date, interest on the initial Class A Invested Amount at the Class A Certificate Rate from and including the Series Issuance Date to but excluding such Distribution Date (calculated on the basis of a 360-day year of twelve 30-day months), provided that such amount will be adjusted to reflect any Additional Issuance during the related Due Period.

  "Class B Expected Final Payment Date" is May 15, 2006.

  "Class B Monthly Interest" means, for any Distribution Date, one-twelfth of the product of (a) the Class B Certificate Rate and (b) the Class B Invested Amount as of the close of business on the preceding Distribution Date (after giving effect to any increase or decrease in the Class B Invested Amount on such preceding Distribution Date) or, with respect to the first Distribution Date, interest on the initial Class B Invested Amount at the Class B Certificate Rate from and including the Series Issuance Date to but excluding such Distribution Date (calculated on the basis of a 360-day year of twelve 30-day months), provided that such amount will be adjusted to reflect any Additional Issuance during the related Due Period.

  "Distribution Date" means the 15th day of each month (or, if that day is not a business day, the following business day), beginning in June 1999.

  "Initial Class B Enhancement Amount" is $7,980,000.

  "Initial Shared Enhancement Amount" is $39,900,000.

  "Net Servicing Fee Rate" is 0.37% per annum so long as Citibank (South Dakota) or an affiliate of Citibank (South Dakota) is the Servicer, or 0.77% per annum if there is a different servicer.

  "Series Cut-Off Date" is April 27, 1999.

  "Series Issuance Date" is May 12, 1999.

  "Series Termination Date" is May 15, 2008.

  "Servicer Interchange Rate" is 1.50% per annum.

Issuance of Additional Investor Certificates

  The Series Supplement provides that, from time to time during the Revolving Period, the Banks may, subject to certain conditions described below, cause the Trustee to issue additional Investor Certificates ("Additional Investor Certificates") of Series 1999-5 (each such issuance, an "Additional Issuance"). When issued, the Additional Investor Certificates of each class will be identical in all respects to the other outstanding Investor Certificates of that class and will be equally and ratably entitled to the benefits of the Pooling Agreement and the Series Supplement without preference, priority or distinction.

  In connection with each Additional Issuance, the outstanding principal amounts of the Class A Certificates and the Class B Certificates and the aggregate amount of Series Enhancement will all be increased proportionately. The additional Series Enhancement provided in connection with an Additional Issuance may take the form of an additional deposit to the Cash Collateral Account, the purchase of interest rate caps or swaps and/or another form of Series Enhancement, provided that the form and amount of additional Series Enhancement will not cause a Ratings Effect.

  Following an Additional Issuance, the respective portions of the Series Enhancement that are for the benefit of the Class A Certificateholders and the Class B Certificateholders will remain the same, as a percentage of the total Series Enhancement, as the respective proportions in effect on the Series Issuance Date. The Class A Controlled Amortization Amount will be increased proportionately to reflect the principal amount of additional Class A Certificates, and the Class A Investment Fee will also be increased, provided that, subject to certain exceptions, the ratio of the maximum possible Class A Investment Fee to the Invested Amount after giving effect to the Additional Issuance shall not be more than 150% of that ratio as in effect on the Series Issuance Date.

  Additional Investor Certificates may be issued only upon the satisfaction of the conditions provided in the Series Supplement, including the following:

    (a) on or before the fifth Business Day immediately preceding the date on which the Additional Investor Certificates are to be issued, the Banks shall have given the Trustee, the Servicer and any provider of Series Enhancement written notice of such issuance and the date upon which it is to occur;

    (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables shall be at least equal to the Required Minimum Principal Balance;

    (c) the Banks shall have delivered to the Trustee any additional Series Enhancement agreement related to the Additional Issuance, executed by each of the parties to such agreement;

    (d) the Trustee shall have received confirmation from the Rating Agency that such Additional Issuance will not result in a Ratings Effect;

    (e) the Banks shall have delivered to the Trustee a certificate of an authorized officer, dated the date upon which the Additional Issuance is to occur, to the effect that the Banks reasonably believe that such issuance will not at the time of its occurrence or at a future date cause an Adverse Effect;

    (f) as of the date of the Additional Issuance and taking the Additional Issuance into account, the amount on deposit in the Cash Collateral Account, together with any additional Series Enhancement, shall not be less than the amount required so that the Additional Issuance will not result in a Ratings Effect;

    (g) as of the date of the Additional Issuance, all amounts due and owing to the holders of Investor Certificates shall have been paid, and there shall not be any unreimbursed Class A or Class B Investor Charge-Offs;

    (h) the excess of the principal amount of the Additional Investor Certificates over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount;

    (i) the Banks' remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the Additional Issuance is to occur after giving effect to such issuance; and

    (j) the Banks shall have delivered to the Trustee an opinion of counsel acceptable to the Trustee that for federal and South Dakota income and franchise tax purposes (1) following the Additional Issuance the Trust will not be an association (or publicly traded partnership) taxable as a corporation, (2) the Additional Investor Certificates will be properly characterized as debt and (3) the Additional Issuance will not adversely affect the characterization of the outstanding Investor Certificates or the investor certificates of any other Series as debt and will not cause a taxable event to holders of any such investor certificates.

  There are no restrictions on the timing or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the Class A Invested Amount and the Class B Invested Amount will be increased to reflect the initial principal balance of the Additional Investor Certificates of these classes.

Postponement of Accumulation Period

  Upon written notice to the Trustee, the Sellers, the Rating Agency and the Cash Collateral Depositor, the Servicer may shorten the length of the Accumulation Period, and extend by an equal period the length of the Revolving Period. The Servicer may take such action only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date immediately preceding the April 2005 Distribution Date and thereafter on each Determination Date until the date the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length" based on the amount of principal available to the investor certificates of all Series determined based on the lowest monthly principal payment rate on the Receivables for the prior 12 months and the amount of principal distributable to the Certificateholders of all outstanding Series (excluding certain specified Series) which are not in their revolving period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate, which, if continued, would result in a shorter Accumulation Period. The length of the Accumulation Period will not be less than one month and will not be shorter than the period determined as of the first date of determination unless the Trust has issued another Series of investor certificates subsequent to that date and such Series is in its revolving period. If the Accumulation Period is postponed, and if an Early Amortization Event occurs after the date originally scheduled as the commencement of the Accumulation Period, it is probable that holders of Investor Certificates would receive some of their principal later than if the Accumulation Period had not been postponed.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement for the Class A Certificates (the "Class A Underwriting Agreement"), the Banks have agreed to cause the Trust to sell to each of the underwriters named below (the "Class A Underwriters"), and each of the Class A Underwriters has severally agreed to purchase, the principal amount of Class A Certificates set forth opposite its name:

                              Class A Certificates

                                                                    Principal
      Class A Underwriters                                            Amount
      --------------------                                         ------------
      Salomon Smith Barney Inc.................................... $187,500,000
      Bear, Stearns & Co. Inc.....................................  187,500,000
      Chase Securities Inc........................................  187,500,000
      Lehman Brothers Inc.........................................  187,500,000
                                                                   ------------
        Total..................................................... $750,000,000
                                                                   ============

  In the Class A Underwriting Agreement, the several Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all $750,000,000 aggregate principal amount of the Class A Certificates offered hereby if any Class A Certificates are purchased. In the event of default by any Class A Underwriter, the Class A Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Class A Underwriters may be increased or the Class A Underwriting Agreement may be terminated. The Class A Underwriters have advised the Banks that the several Class A Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.300% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow to other dealers, a concession not in excess of 0.250% of such principal amount. After the initial public offering, the public offering price and such concessions may be changed.

  Subject to the terms and conditions set forth in the underwriting agreement relating to the Class B Certificates (the "Class B Underwriting Agreement"; the Class A Underwriting Agreement and the Class B Underwriting Agreement are collectively referred to herein as the "Underwriting Agreements"), the Banks have agreed to cause the Trust to sell to each of the underwriters named below (the "Class B Underwriters"; the Class A Underwriters and the Class B Underwriters are collectively referred to herein as the "Underwriters") and each of the Class B Underwriters has severally agreed to purchase, the principal amount of Class B Certificates set forth opposite its name:

                              Class B Certificates

                                                                     Principal
      Class B Underwriters                                            Amount
      --------------------                                          -----------
      Salomon Smith Barney Inc..................................... $24,000,000
      Lehman Brothers Inc..........................................  24,000,000
                                                                    -----------
        Total...................................................... $48,000,000
                                                                    ===========

  In the Class B Underwriting Agreement, the several Class B Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all $48,000,000 aggregate principal amount of the Class B Certificates offered hereby if any Class B Certificates are purchased. In the event of default by a Class B Underwriter, the Class B Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Class B Underwriter may be increased or the Class B Underwriting Agreement may be terminated. The Class B Underwriters have advised the Banks that the several Class B Underwriters propose initially to offer the Class B Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.325% of the principal amount of the Class B Certificates. The Class B Underwriters may allow, and such dealers may reallow to other dealers, a concession not in excess of 0.275% of such principal amount. After the initial public offering, the public offering price and such concessions may be changed.

  Each Underwriter will represent and agree that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Investor Certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued, distributed or passed on and will only issue, distribute or pass on in the United Kingdom any document received by it in connection with the issue of the Investor Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued, distributed or passed on;

    (c) if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Covering transactions involve purchases of the Investor Certificates in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a dealer when the Investor Certificates originally sold by such dealer are purchased in a covering transaction to cover short positions. Such stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

  Neither the Banks nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Investor Certificates. In addition, neither the Banks nor the Underwriters make any representations that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriting Agreements provide that the Banks will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

  The closing of the sale of each class of Investor Certificates is conditioned upon the closing of the sale of the other class.

  Salomon Smith Barney Inc. is an affiliate of the Banks.

  This Prospectus Supplement and the accompanying Prospectus may be used by Salomon Smith Barney Inc. and/or other affiliates of the Banks (the "Bank Affiliates") in connection with offers and sales related to market-making transactions in the Investor Certificates. The Bank Affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

  Citibank (South Dakota) and Citibank (Nevada) will receive proceeds of approximately $794,638,980 from the sale of the Certificates (which represents 99.587% of the principal amount of the Class A Certificates and 99.451% of the principal amount of the Class B Certificates) after paying the underwriting discount of $2,805,000 (which represents 0.350% of the principal amount of the Class A Certificates and 0.375% of the principal amount of the Class B Certificates). The underwriting discount will be 1.55% for Class B Certificates sold to various noninstitutional investors. To the extent Class B Certificates are sold to these investors, the actual Class B underwriting discount will be more than, and the proceeds to the Banks from sales of the Class B Certificates will be less than, the amounts shown above. Additional offering expenses are estimated to be $650,000.

                                 LEGAL MATTERS

  Certain legal matters relating to the Investor Certificates will be passed upon for the Banks and the Trust by Marla Berman Lewitus, Associate General Counsel-Corporate Law of Citigroup Inc., and for the Underwriters by Cravath, Swaine & Moore, New York, New York. Ms. Lewitus owns or has the right to acquire a number of shares of common stock of Citigroup Inc. equal to less than 0.01% of the outstanding common stock of Citigroup Inc. Certain federal income tax and ERISA matters will be passed upon for the Banks and the Trust by Cravath, Swaine & Moore, New York, New York and certain South Dakota tax matters will be passed upon for the Banks and the Trust by Davenport, Evans, Hurwitz & Smith, L.L.P., Sioux Falls, South Dakota.

                              GLOSSARY SUPPLEMENT

Accumulation Period........................................................  S-5
Accumulation Period Length................................................. S-22
Additional Investor Certificates........................................... S-21
Additional Issuance........................................................ S-21
Banks......................................................................  S-9
Bank Affiliates............................................................ S-24
Cash Collateral Account....................................................  S-4
Class A Certificate Rate ..................................................  S-1
Class A Controlled Amortization Amount..................................... S-20
Class A Expected Final Payment Date........................................ S-20
Class A Interest Payment Dates.............................................  S-1
Class A Investment Fee..................................................... S-20
Class A Monthly Interest................................................... S-20
Class A Underwriters....................................................... S-22
Class A Underwriting Agreement............................................. S-22
Class B Certificate Rate...................................................  S-1
Class B Expected Final Payment Date........................................ S-20
Class B Interest Payment Dates.............................................  S-1
Class B Monthly Interest................................................... S-20
Class B Underwriters....................................................... S-23
Class B Underwriting Agreement............................................. S-23
Distribution Date.......................................................... S-20
Group One..................................................................  S-8
Initial Class B Enhancement Amount......................................... S-20
Initial Shared Enhancement Amount.......................................... S-20
Net Servicing Fee Rate..................................................... S-20
Portfolio.................................................................. S-10
Receivables................................................................  S-7
Revolving Period...........................................................  S-5
Series Cut-Off Date........................................................ S-20
Series Issuance Date....................................................... S-20
Series Termination Date.................................................... S-20
Servicer Interchange Rate.................................................. S-20
Summary of Terms...........................................................  S-3
Trust Cut-Off Date......................................................... S-13
Underwriters............................................................... S-24
Underwriting Agreements.................................................... S-23

                                                                         ANNEX I

                    PRIOR ISSUANCES OF INVESTOR CERTIFICATES

  The tables below set forth the principal characteristics of the Credit Card Participation Certificates, Series 1993-2, 1994-2, 1994-4, 1995-1, 1995-3,
1995-J1, 1995-7, 1995-9, 1996-1, 1996-2, 1996-3, 1996-4, 1996-5, 1996-6, 1997-
1, 1997-2, 1997-3, 1997-4, 1997-5, 1997-6, 1997-7, 1997-8, 1997-9, 1997-10,
1998-1, 1998-2, 1998-3, 1998-4, 1998-5, 1998-6, 1998-7, 1998-8, 1998-C1, 1998-
9, 1998-C2, 1999-1, 1999-2 and 1999-3, the only other Series heretofore issued by the Trust and still outstanding. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (212) 559-0148. The Servicer will provide, without charge, to any prospective purchaser of the Investor Certificates, a copy of the Disclosure Documents for any previous or concurrent publicly issued Series.

1. Class A and Class B Credit Card Participation Certificates, Series 1993-2

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate....................................... 5.95% per annum
Class B Certificate Rate....................................... 6.15% per annum
Class A Expected Final Payment Date........... September 2003 Distribution Date
Class B Expected Final Payment Date............. October 2003 Distribution Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount................................. $15,960,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date......................... October 2004 Distribution Date
Series Issuance Date......................................... September 2, 1993

2. Class A and Class B Credit Card Participation Certificates, Series 1994-2

Group...................................................................... One
Class A Invested Amount........................................... $940,000,000
Class B Invested Amount............................................ $60,000,000
Class A Certificate Rate....................................... 7.25% per annum
Class B Certificate Rate....................................... 7.50% per annum
Class A Expected Final Payment Date............... April 2006 Distribution Date
Class B Expected Final Payment Date............... April 2006 Distribution Date
Initial Shared Enhancement Amount.................................. $50,000,000
Initial Class B Enhancement Amount................................. $20,000,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................... April 2008 Distribution Date
Series Issuance Date............................................ March 30, 1994

3. Class A and Class B Credit Card Participation Certificates, Series 1994-4

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate....................................... 8.25% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date............ November 2001 Distribution Date
Class B Expected Final Payment Date............ November 2001 Distribution Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount................................. $15,960,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................ November 2003 Distribution Date
Series Issuance Date......................................... December 14, 1994

4. Class A and Class B Credit Card Participation Certificates, Series 1995-1

Group...................................................................... One
Class A Invested Amount........................................... $625,000,000
Class B Invested Amount............................................ $40,000,000
Class A Certificate Rate....................................... 8.25% per annum
Class B Certificate Rate....................................... 8.45% per annum
Class A Expected Final Payment Date............. January 2005 Distribution Date
Class B Expected Final Payment Date............. January 2005 Distribution Date
Initial Shared Enhancement Amount.................................. $33,250,000
Initial Class B Enhancement Amount................................. $13,300,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date......................... January 2007 Distribution Date
Series Issuance Date.......................................... January 20, 1995

5. Class A and Class B Credit Card Participation Certificates, Series 1995-3

Group...................................................................... One
Class A Invested Amount........................................... $625,000,000
Class B Invested Amount............................................ $40,000,000
Class A Certificate Rate....................................... 7.85% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date............ February 2000 Distribution Date
Class B Expected Final Payment Date............ February 2000 Distribution Date
Initial Shared Enhancement Amount.................................. $33,250,000
Initial Class B Enhancement Amount................................. $13,300,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................ February 2002 Distribution Date
Series Issuance Date......................................... February 16, 1995

6. Class A and Class B Credit Card Participation Certificates, Series 1995-J1

Group...................................................................... One
Class A Invested Amount........................................... $340,715,503
Class B Invested Amount............................................ $21,750,000
Class A Certificate Rate........................................ 2.1% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date.............. August 2000 Distribution Date
Class B Expected Final Payment Date.............. August 2000 Distribution Date
Initial Shared Enhancement Amount.................................. $18,123,276
Initial Class B Enhancement Amount.................................. $7,249,310
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date.......................... August 2002 Distribution Date
Series Issuance Date............................................ August 7, 1995

7. Credit Card Participation Certificates, Series 1995-7

Group...................................................................... One
Maximum Allocable Invested Amount............................... $6,000,000,000
Certificate Rate................................................. Floating Rate
Required Available Credit Enhancement Amount... 7.75% of the Allocable Invested
 Amount
Series Servicing Fee Rate...................................... 0.37% per annum
Earliest Possible Series Termination Date........ August 2006 Distribution Date
Series Issuance Date........................................... August 17, 1995

8. Class A and Class B Credit Card Participation Certificates, Series 1995-9

Group...................................................................... One
Class A Invested Amount........................................... $500,000,000
Class B Invested Amount............................................ $32,000,000
Class A Certificate Rate....................................... 6.55% per annum
Class B Certificate Rate....................................... 6.65% per annum
Class A Expected Final Payment Date............. October 2005 Distribution Date
Class B Expected Final Payment Date............. October 2005 Distribution Date
Initial Shared Enhancement Amount.................................. $26,600,000
Initial Class B Enhancement Amount................................. $10,640,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date......................... October 2007 Distribution Date
Series Issuance Date.......................................... October 13, 1995

9. Class A and Class B Credit Card Participation Certificates, Series 1996-1

Group...................................................................... One
Class A Face Amount(1).......................................... $1,000,000,000
Class B Face Amount(1)............................................. $64,000,000
Class A Initial Invested Amount................................... $748,172,375
Class B Initial Invested Amount.................................... $47,532,597
Class A Invested Amount as of the May 1999 Distribution Date...... $903,848,651
Class B Invested Amount as of the May 1999 Distribution Date....... $53,698,443
Class A Certificate Rate........................................... Zero Coupon
Class B Certificate Rate........................................... Zero Coupon
Class A Accretion Rate...................................... 5.79069% per annum
Class B Accretion Rate..................................... 5.937664% per annum
Class A Expected Final Payment Date............ February 2001 Distribution Date
Class B Expected Final Payment Date............ February 2001 Distribution Date
Initial Shared Enhancement Amount.................................. $53,200,000
Initial Class B Enhancement Amount................................. $21,280,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................ February 2003 Distribution Date
Series Issuance Date.......................................... January 29, 1996

--------
(1) Indicates amount payable to the Certificateholders at maturity assuming, among other things, that (a) neither an Early Amortization Event nor an Accretion Termination Event occurs and (b) the monthly accretion amount with respect to each Class of Investor Certificates is fully funded each month prior to the Expected Final Payment Date for such Class.

10. Class A and Class B Credit Card Participation Certificates, Series 1996-2

Group...................................................................... One
Class A Invested Amount........................................... $500,000,000
Class B Invested Amount............................................ $32,000,000
Class A Certificate Rate...................................... 5.625% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date............... March 2001 Distribution Date
Class B Expected Final Payment Date............... March 2001 Distribution Date
Initial Shared Enhancement Amount.................................. $26,600,000
Initial Class B Enhancement Amount................................. $10,640,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................... March 2003 Distribution Date
Series Issuance Date............................................. March 7, 1996

11. Class A and Class B Credit Card Participation Certificates, Series 1996-3

Group...................................................................... One
Class A Invested Amount........................................... $664,761,018
Class B Invested Amount............................................ $42,440,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date...................... May 1999 Payment Date
Class B Expected Final Payment Date................. May 1999 Distribution Date
Initial Shared Enhancement Amount.................................. $35,360,051
Initial Class B Enhancement Amount................................. $14,144,020
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date.................................. May 2001 Payment Date
Series Issuance Date.............................................. May 15, 1996

12. Class A and Class B Credit Card Participation Certificates, Series 1996-4

Group...................................................................... One
Class A Invested Amount........................................... $675,082,698
Class B Invested Amount............................................ $43,200,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date................... August 2001 Payment Date
Class B Expected Final Payment Date.............. August 2001 Distribution Date
Initial Shared Enhancement Amount.................................. $35,914,135
Initial Class B Enhancement Amount................................. $14,365,654
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................... August 2003 Payment Date
Series Issuance Date........................................... August 22, 1996

13. Class A and Class B Credit Card Participation Certificates, Series 1996-5

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date................ September 2003 Payment Date
Class B Expected Final Payment Date................ September 2003 Payment Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount................................. $15,960,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................ September 2005 Payment Date
Series Issuance Date........................................... August 29, 1996

14. Class A and Class B Credit Card Participation Certificates, Series 1996-6

Group...................................................................... One
Class A Invested Amount........................................... $940,000,000
Class B Invested Amount............................................ $60,000,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date................. December 2006 Payment Date
Class B Expected Final Payment Date................. December 2006 Payment Date
Initial Shared Enhancement Amount.................................. $50,000,000
Initial Class B Enhancement Amount................................. $20,000,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................. December 2008 Payment Date
Series Issuance Date.......................................... December 3, 1996

15. Class A and Class B Credit Card Participation Certificates, Series 1997-1

Group...................................................................... One
Class A Invested Amount........................................... $250,000,000
Class B Invested Amount............................................ $16,000,000
Class A Certificate Rate....................................... 6.25% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date............ February 2000 Distribution Date
Class B Expected Final Payment Date............ February 2000 Distribution Date
Initial Shared Enhancement Amount.................................. $13,300,000
Initial Class B Enhancement Amount.................................. $5,320,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................ February 2002 Distribution Date
Series Issuance Date......................................... February 10, 1997

16. Class A and Class B Credit Card Participation Certificates, Series 1997-2

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate....................................... 6.55% per annum
Class B Certificate Rate....................................... 6.70% per annum
Class A Expected Final Payment Date............ February 2002 Distribution Date
Class B Expected Final Payment Date............ February 2002 Distribution Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount................................. $15,960,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................ February 2004 Distribution Date
Series Issuance Date.......................................... January 28, 1997

17. Class A and Class B Credit Card Participation Certificates, Series 1997-3

Group...................................................................... One
Class A Invested Amount........................................... $400,000,000
Class B Invested Amount............................................ $25,540,000
Class A Certificate Rate...................................... 6.839% per annum
Class B Certificate Rate...................................... 6.989% per annum
Class A Expected Final Payment Date............ February 2002 Distribution Date
Class B Expected Final Payment Date............ February 2002 Distribution Date
Earliest Possible Initial Principal Payment Date.... February 2000 Distribution
                                                                           Date
Initial Shared Enhancement Amount.................................. $21,277,000
Initial Class B Enhancement Amount.................................. $8,510,800
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................ February 2004 Distribution Date
Series Issuance Date......................................... February 10, 1997

18. Class A and Class B Credit Card Participation Certificates, Series 1997-4

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date............... March 2009 Distribution Date
Class B Expected Final Payment Date............... March 2009 Distribution Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount................................. $15,960,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................... March 2011 Distribution Date
Series Issuance Date......................................... February 20, 1997

19. Class A and Class B Credit Card Participation Certificates, Series 1997-5

Group...................................................................... One
Class A Invested Amount........................................... $567,375,887
Class B Invested Amount............................................ $36,342,987
Class A Certificate Rate....................................... 5.75% per annum
Class B Certificate Rate....................................... 6.00% per annum
Class A Expected Final Payment Date..................... July 2007 Payment Date
Class B Expected Final Payment Date..................... July 2007 Payment Date
Initial Shared Enhancement Amount.................................. $30,185,944
Initial Class B Enhancement Amount................................. $12,074,377
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date................................. July 2009 Payment Date
Series Issuance Date............................................. July 24, 1997

20. Class A and Class B Credit Card Participation Certificates, Series 1997-6

Group...................................................................... One
Class A Face Amount (1)......................................... $1,000,000,000
Class B Face Amount (1)............................................ $64,000,000
Class A Initial Invested Amount................................... $642,086,168
Class B Initial Invested Amount.................................... $40,676,219
Class A Invested Amount as of the April 1999 Distribution Date.... $714,249,660
Class B Invested Amount as of the April 1999 Distribution Date..... $45,358,949
Class A Certificate Rate........................................... Zero Coupon
Class B Certificate Rate........................................... Zero Coupon
Class A Accretion Rate................................... 6.32311704% per annum
Class B Accretion Rate................................... 6.46918258% per annum
Class A Expected Final Payment Date.............. August 2004 Distribution Date
Class B Expected Final Payment Date.............. August 2004 Distribution Date
Initial Shared Enhancement Amount.................................. $53,200,000
Initial Class B Enhancement Amount................................. $21,280,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date.......................... August 2006 Distribution Date
Series Issuance Date............................................ August 7, 1997

--------
(1) Indicates amount payable to the Certificateholders at maturity assuming, among other things, that (a) neither an Early Amortization Event nor an Accretion Termination Event occurs and (b) the monthly accretion amount with respect to each Class of Investor Certificates is fully funded each month prior to the Expected Final Payment Date for such Class.

21. Class A and Class B Credit Card Participation Certificates, Series 1997-7

Group...................................................................... One
Class A Invested Amount........................................... $625,000,000
Class B Invested Amount............................................ $40,000,000
Class A Certificate Rate....................................... 6.35% per annum
Class B Certificate Rate....................................... 6.45% per annum
Class A Expected Final Payment Date.............. August 2000 Distribution Date
Class B Expected Final Payment Date.............. August 2000 Distribution Date
Initial Shared Enhancement Amount.................................. $33,250,000
Initial Class B Enhancement Amount................................. $13,300,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date.......................... August 2002 Distribution Date
Series Issuance Date........................................... August 18, 1997

22. Class A and Class B Credit Card Participation Certificates, Series 1997-8

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date........... September 2000 Distribution Date
Class B Expected Final Payment Date........... September 2000 Distribution Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount................................. $15,960,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date....................... September 2002 Distribution Date
Series Issuance Date........................................ September 15, 1997

23. Class A and Class B Credit Card Participation Certificates, Series 1997-9

Group...................................................................... One
Class A Invested Amount........................................... $678,195,999
Class B Invested Amount............................................ $43,404,544
Class A Certificate Rate....................................... 3.25% per annum
Class B Certificate Rate....................................... 3.50% per annum
Class A Expected Final Payment Date................. November 2002 Payment Date
Class B Expected Final Payment Date................. November 2002 Payment Date
Initial Shared Enhancement Amount.................................. $36,080,027
Initial Class B Enhancement Amount................................. $14,432,011
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................. November 2004 Payment Date
Series Issuance Date......................................... November 25, 1997

24. Class A and Class B Credit Card Participation Certificates, Series 1997-10

Group...................................................................... One
Class A Invested Amount........................................... $500,000,000
Class B Invested Amount............................................ $32,000,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date............ November 1999 Distribution Date
Class B Expected Final Payment Date............ November 1999 Distribution Date
Initial Shared Enhancement Amount.................................. $26,600,000
Initial Class B Enhancement Amount................................. $10,640,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................ November 2001 Distribution Date
Series Issuance Date......................................... November 10, 1997

25. Class A and Class B Credit Card Participation Certificates, Series 1998-1

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate...................................... 5.750% per annum
Class B Certificate Rate...................................... 5.875% per annum
Class A Expected Final Payment Date............. January 2001 Distribution Date
Class B Expected Final Payment Date............. January 2001 Distribution Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount................................. $15,960,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date......................... January 2003 Distribution Date
Series Issuance Date.......................................... January 14, 1998

26. Class A and Class B Credit Card Participation Certificates, Series 1998-2

Group...................................................................... One
Class A Invested Amount........................................... $500,000,000
Class B Invested Amount............................................ $32,000,000
Class A Certificate Rate....................................... 6.05% per annum
Class B Certificate Rate....................................... 6.20% per annum
Class A Expected Final Payment Date............. January 2008 Distribution Date
Class B Expected Final Payment Date............. January 2008 Distribution Date
Initial Shared Enhancement Amount.................................. $26,600,000
Initial Class B Enhancement Amount................................. $10,640,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date......................... January 2010 Distribution Date
Series Issuance Date.......................................... January 15, 1998

27. Class A and Class B Credit Card Participation Certificates, Series 1998-3

Group...................................................................... One
Class A Invested Amount........................................... $625,000,000
Class B Invested Amount............................................ $40,000,000
Class A Certificate Rate....................................... 5.80% per annum
Class B Certificate Rate....................................... 5.95% per annum
Class A Expected Final Payment Date............ February 2003 Distribution Date
Class B Expected Final Payment Date............ February 2003 Distribution Date
Initial Shared Enhancement Amount.................................. $33,250,000
Initial Class B Enhancement Amount................................. $13,300,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................ February 2005 Distribution Date
Series Issuance Date.......................................... January 29, 1998

28. Class A and Class B Credit Card Participation Certificates, Series 1998-4

Group...................................................................... One
Class A Invested Amount........................................... $504,201,681
Class B Invested Amount............................................ $32,184,000
Class A Certificate Rate....................................... 3.25% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date.................. October 2006 Payment Date
Class B Expected Final Payment Date.................. October 2006 Payment Date
Initial Shared Enhancement Amount.................................. $27,060,029
Initial Class B Enhancement Amount................................. $10,824,008
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date.............................. October 2008 Payment Date
Series Issuance Date............................................ April 16, 1998

29. Class A and Class B Credit Card Participation Certificates, Series 1998-5

Group...................................................................... One
Class A Invested Amount........................................... $683,732,633
Class B Invested Amount............................................ $43,758,889
Class A Certificate Rate...................................... 4.875% per annum
Class B Certificate Rate...................................... 5.125% per annum
Class A Expected Final Payment Date.................... April 2005 Payment Date
Class B Expected Final Payment Date.................... April 2005 Payment Date
Initial Shared Enhancement Amount.................................. $36,374,576
Initial Class B Enhancement Amount................................. $14,549,831
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date................................ April 2007 Payment Date
Series Issuance Date............................................. April 7, 1998

30. Class A and Class B Credit Card Participation Certificates, Series 1998-6

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate....................................... 5.85% per annum
Class B Certificate Rate....................................... 6.00% per annum
Class A Expected Final Payment Date.................... April 2001 Payment Date
Class B Expected Final Payment Date.................... April 2001 Payment Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount................................. $15,960,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date................................ April 2003 Payment Date
Series Issuance Date............................................. April 9, 1998

31. Class A and Class B Credit Card Participation Certificates, Series 1998-7

Group...................................................................... One
Class A Invested Amount......................................... $1,250,000,000
Class B Invested Amount............................................ $80,000,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date................. May 2000 Distribution Date
Class B Expected Final Payment Date................. May 2000 Distribution Date
Initial Shared Enhancement Amount.................................. $66,500,000
Initial Class B Enhancement Amount................................. $26,600,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................. May 2002 Distribution Date
Series Issuance Date.............................................. May 14, 1998

32. Class A and Class B Credit Card Participation Certificates, Series 1998-8

Group...................................................................... One
Class A Invested Amount........................................... $668,896,321
Class B Invested Amount............................................ $42,700,000
Class A Certificate Rate...................................... 5.125% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date.................. January 2009 Payment Date
Class B Expected Final Payment Date.................. January 2009 Payment Date
Initial Shared Enhancement Amount.................................. $35,579,816
Initial Class B Enhancement Amount................................. $14,231,927
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date.............................. January 2011 Payment Date
Series Issuance Date............................................. June 19, 1998

33. Floating Rate Credit Card Participation Certificates, Series 1998-C1

Group...................................................................... One
Invested Amount................................................... $500,000,000
Certificate Rate................................................. Floating Rate
Expected Final Payment Date.................... December 2001 Distribution Date
Initial Cash Collateral Amount..................................... $30,000,000
Net Servicing Fee Rate......................................... 0.37% per annum
Termination Date............................... December 2003 Distribution Date
Series Issuance Date......................................... November 24, 1998

34. Class A and Class B Credit Card Participation Certificates, Series 1998-9

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate........................................5.30% per annum
Class B Certificate Rate....................................... 5.55% per annum
Class A Expected Final Payment Date.................. January 2004 Payment Date
Class B Expected Final Payment Date.................. January 2004 Payment Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount.................................. $7,980,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date.............................. January 2006 Payment Date
Series Issuance Date......................................... December 14, 1998

35. Floating Rate Credit Card Participation Certificates, Series 1998-C2

Group...................................................................... One
Invested Amount................................................. $1,000,000,000
Certificate Rate................................................. Floating Rate
Expected Final Payment Date..................... January 2002 Distribution Date
Initial L/C Amount................................................. $60,000,000
Net Servicing Fee Rate......................................... 0.37% per annum
Termination Date................................ January 2004 Distribution Date
Series Issuance Date......................................... December 17, 1998

36. Class A and Class B Credit Card Participation Certificates, Series 1999-1

Group.......................................................................One
Class A Invested Amount............................................$750,000,000
Class B Invested Amount.............................................$48,000,000
Class A Certificate Rate........................................5.50% per annum
Class B Certificate Rate........................................5.75% per annum
Class A Expected Final Payment Date..................February 2004 Payment Date
Class B Expected Final Payment Date..................February 2004 Payment Date
Initial Shared Enhancement Amount...................................$39,900,000
Initial Class B Enhancement Amount...................................$7,980,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date..............................February 2006 Payment Date
Series Issuance Date..........................................February 17, 1999

37. Class A and Class B Credit Card Participation Certificates, Series 1999-2

Group.......................................................................One
Class A Invested Amount............................................$750,000,000
Class B Invested Amount.............................................$48,000,000
Class A Certificate Rate.......................................5.875% per annum
Class B Certificate Rate.......................................6.150% per annum
Class A Expected Final Payment Date.....................March 2009 Payment Date
Class B Expected Final Payment Date.....................March 2009 Payment Date
Initial Shared Enhancement Amount...................................$39,900,000
Initial Class B Enhancement Amount...................................$7,980,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date.................................March 2011 Payment Date
Series Issuance Date..........................................February 25, 1999

38. Class A and Class B Credit Card Participation Certificates, Series 1999-3

Group...................................................................... One
Class A Invested Amount......................................... $1,250,000,000
Class B Invested Amount............................................ $80,000,000
Class A Certificate Rate..........................................Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date.................... March 2002 Payment Date
Class B Expected Final Payment Date.................... March 2002 Payment Date
Initial Shared Enhancement Amount.................................. $66,500,000
Initial Class B Enhancement Amount................................. $13,300,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date................................ March 2004 Payment Date
Series Issuance Date............................................ March 26, 1999

                      Citibank Credit Card Master Trust I

                                 $750,000,000
      6.10% Class A Credit Card Participation Certificates, Series 1999-5

                                  $48,000,000
      6.30% Class B Credit Card Participation Certificates, Series 1999-5

                         Citibank (South Dakota), N.A.
                              Seller and Servicer

                    Citibank (Nevada), National Association
                                    Seller

                             Prospectus Supplement
                               Dated May 7, 1999

                   Underwriters of the Class A Certificates
Salomon Smith Barney
                   Bear, Stearns & Co. Inc.
                                      Chase Securities Inc.
                                                                Lehman Brothers

                   Underwriters of the Class B Certificates
Salomon Smith Barney                                            Lehman Brothers

  You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. No one has been authorized to provide you with different information.

  The Certificates are not being offered in any state where the offer is not permitted.

  The Sellers do not claim the accuracy of the information in this Prospectus Supplement and the accompanying Prospectus as of any date other than the dates stated on their respective covers.

  Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Certificates and with respect to their unsold allotments or subscriptions.